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                                                                   Exhibit 11.1

                          DIGITAL MICROWAVE CORPORATION
                        COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share amounts)
                                   (Unaudited)


                                                        Three Months Ended
                                                             June 30,
                                                             --------

                                                       1997          1996
                                                      ------        ------
Primary:
  Weighted average shares outstanding                 18,615        15,864
  Common stock equivalents                               868           378
                                                      ------        ------
                                                      19,483        16,242
                                                      ------        ------
                                                      ------        ------
Fully Diluted:
  Weighted average shares outstanding                 18,615        15,864
  Common stock equivalents                               999           667
                                                      ------        ------
                                                      19,614        16,531
                                                      ------        ------
                                                      ------        ------
Earnings per share:
  Primary                                             $  .30        $  .07
                                                      ------        ------
                                                      ------        ------
  Fully Diluted                                       $  .29        $  .07
                                                      ------        ------
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